UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2007

MIDWEST URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-113270

(Commission File Number)

36-4536633

(IRS Employer Identification No.)

Suite 1680 – 200 Burrard Street, Vancouver, British Columbia V6C 3L6

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0177

Suite 1925 – 200 Burrard Street, Vancouver, British Columbia V6C 3L6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 26, 2007, we announced that we have entered into Letters of Intent (the “LOIs”) with Thunder Sword Resources Inc. (“THU”) and 101073531 Saskatchewan Co. (“Saskco”), whereby we will acquire up to a 75% working interest in 40,398 hectares of mineral claims, and up to a 49% working interest in 34,374 hectares of mineral claims in the Athabasca Basin in Saskatchewan, Canada. The interest to be acquired by our company in the latter 34,374 hectare mineral claim block may be increased to a 75% interest subject to the performance of Tribune Resources Corp. (“Tribune”) which has an option to acquire a 51% interest in such claims upon its completion of a $3 million expenditure program by October 1, 2008.

In addition to acquiring a majority or controlling interest in the subject claims, it is intended that our company will assume from Saskco the management and operation of the ongoing exploration programs on the mineral claims, including the planned 4000 meter “phase 1” drilling program on the area known as the Botham Lake Prospect, which is expected to begin in mid to late October, 2007.

In consideration of the acquisition of the interest in the 74,772 hectares to be acquired from Saskco under the LOIs, we have agreed to create and issue to Saskco up to a maximum of 60 million preferred shares with a deemed issue price of $0.08 per share. The preferred shares will be voting and convertible into common shares of our company. If converted, the common shares issued from such conversion will be subject to resale restrictions. The actual number of preferred shares to be issued to Saskco will ultimately depend on the final percentage interest in the claims transferred by Saskco and whether or not such interest includes or excludes the 26% interest being relinquished by THU under the LOIs, and the vesting of the interest held by Tribune in the 34,374 hectare claim block. In addition to the issuance of the preferred shares, we will pay to Saskco a property acquisition fee of $300,000 and agree to expend a minimum of $2 million on the claims in 2008 and an additional $2 million in 2009, as directed by the board of directors of our company and Saskco.

Our company and Saskco have agreed to complete the final form of agreement as between them by November 1, 2007 and thereafter proceed with THU towards implementing the reorganization or combination within a 180 day period from the date of the LOIs.

For complete details of the proposed transactions, please see the letters of intent attached as Exhibit 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(c) EXHIBITS

10.1        Letter of Intent dated September 21, 2007 with 101073531 Saskatchewan Ltd. and Thunder Sword Resources Inc.

10.2         Second Letter of Intent dated September 21, 2007 with 101073531 Saskatchewan Ltd. and Thunder Sword Resources Inc.

99.1         News Release dated September 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST URANIUM CORPORATION

By: /s/ Drew Bonnell

Drew Bonnell

President and Director

Date: September 26, 2007

CW1436991.1